EX-99.j

Exhibit (j) under Form N-1A

Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated August 9, 2000, in the Post-Effective Amendment Number 38 to the Registration Statement (Form N-1A No. 2-72277) of the Short-Term Municipal Trust dated August 31, 2000.

/s/ Ernst & Young LLP
Boston, Massachusetts
August 25, 2000